UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

NewCardio, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-132621	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A
(Former name or former address, if changed since last report)

|_|  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

As previously reported by NewCardio, Inc. (the “Company”), in its current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2009,  the Company entered into a $3 million credit line arrangement (the “Credit Line”), on July 30, 2009, pursuant to a Securities Purchase Agreement (the “SPA”), pursuant to which purchasers purchased 12% Secured Revolving Debentures Due March 31, 2011(the “Debentures”) and, in connection therewith, (x) were issued 750,000 five year common stock purchase warrants with an exercise price of $0.01 per share, and (y) will be issued upon each draw down under the Credit Line, for each $1.00 advanced under the Credit Line, additional five year common stock purchase warrants exercisable at a price equal to 100% of the average VWAPs for the prior five trading days (the “Draw Down Warrants”). The SPA and the Debentures were amended on December 30, 2009, to extend for two months the period during which advances are available under the credit line and its maturity date.  The Draw Down Warrants have full-ratchet price protection with respect to future Draw Down Warrants issued under the Credit Line and future issuances of equity securities by the Company (subject to certain specific exceptions), which are waived effective upon the Company’s common stock being approved for listing on the NASDAQ or NYSE AMEX exchange (and trading having commenced thereon).  The warrants also have cashless exercise provisions and are subject to forced cashless exercise in the event that the Company’s common stock is trading at three times the VWAP for the 20 trading days prior to issuance of the warrants.  All interest under the Debentures accrues and is payable upon maturity.  Forms of the warrants and the debenture are exhibits to the SPA filed as an exhibit to the Company’s current report on Form 8-K, filed with the SEC on July 30, 2009.

On June 28, 2010, the Company requested a $500,000 advance under the Credit Line. On July 13, 2010, the Company received the $500,000 advance under the Credit Line and issued Draw Down Warrants for the purchase of 500,001 shares of the Company’s common stock at a price per share of $0.96.  Since the price per share is less than the exercise price under the Draw Down Warrants that were issued in connection with the earlier advances to the parties funding their share of the current advance, the exercise price under those previously issued Draw Down Warrants are deemed to be reduced to $0.96.

 As previously reported by the Company, in its current report on Form 8-K, filed with the SEC on June 21, 2010, in connection with the $500,000 advance under the Credit Line to be funded on June 9, 2010, two participants in the Credit Line declined to advance their respective shares of the requested advance.  On July 13, 2010, contemporaneously with the current advance funded on that date, the two participants who had declined to fund their respective shares of the June advance funded those shares, and the Company issued Draw Down Warrants for the purchase of 183,334 shares of the Company’s common stock at a price per share of $0.96.

Item 8.01	Other Events.

Contemporaneously with the filing of this Current report on Form 8-K, the Company filed with the SEC a request for the withdrawal of its registration statement on Form S-1 (together with all exhibits thereto) filed with the SEC on May 3, 2010 (File No. 333-166477).  The Company submitted this request for withdrawal as it does not intend to pursue this contemplated public offering at this time.

Item 9.01	Financial Statements And Exhibits.

(d)  Exhibits.

None.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.
Date: July 14, 2010	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer